Exhibit 32.2
CERTIFICATE OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.
     The undersigned, who is the Chief Financial Officer of Orion HealthCorp, Inc. (the “small business issuer”), hereby certifies as follows:
     The Annual Report on Form 10-KSB/A of the small business issuer (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.
Dated this 9th day of November, 2006.

/s/ Stephen H. Murdock

Stephen H. Murdock, Chief Financial Officer
(Principal Accounting Officer)
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the small business issuer and will be retained by the small business issuer and furnished to the Securities and Exchange Commission or its staff upon request.